Exhibit 99.2 2Q20 Quarterly Supplement July 14, 2020 © 2020 Wells Fargo Bank, N.A. All rights reserved.

Table of contents 2Q20 Results Appendix 2Q20 Earnings Pages 2 Deferred compensation plan economic hedge results 24 Providing support during the COVID-19 pandemic 3 Real estate 1-4 family mortgage portfolio 25 Strong capital and liquidity positions 4 Consumer credit card portfolio 26 Loans 5 Auto portfolios 27 Consumer loan trends 6 Student lending portfolio 28 Commercial loan trends 7 Trading-related revenue 29 Deposits 8 Wholesale Banking adjusted efficiency ratio for income tax credits 30 Net interest income 9 Common Equity Tier 1 31 Noninterest income 10 32 Noninterest expense and efficiency ratio 11 Forward-looking statements Community Banking 12 Community Banking metrics 13 Wholesale Banking 14 Wealth and Investment Management 15 Credit quality of the loan portfolio 16 Commercial & Industrial loans and lease financing by industry 17 Commercial real estate loans by property type 18 Oil and gas loan portfolio credit performance 19 Allowance for credit losses for loans 20 Allowance for credit losses for loans – key drivers of the $8.4 billion increase 21 Capital 22 Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. Wells Fargo 2Q20 Supplement 1

2Q20 Earnings

($ in millions, except EPS)		2Q20	1Q20	2Q19
Net interest income	$	9,880	11,312	12,095
Noninterest income		7,956	6,405	9,489
Total revenue		17,836	17,717	21,584
Provision expense		9,534	4,005	503
Noninterest expense		14,551	13,048	13,449
Income tax expense (benefit)		(3,917)	159	1,294
Wells Fargo net income (loss)	**$**	**(2,379)**	**653**	**6,206**
Diluted earnings (loss) per common share (EPS)	$	(0.66)	0.01	1.30

- Net loss of $2.4 billion included:
  - $9.5 billion of provision expense for credit losses:
    - $8.4 billion increase in the allowance for credit losses
    - $1.1 billion of net charge-offs for loans
  - $1.2 billion of operating losses, including $765 million of customer remediation accruals for a variety of matters
  - $382 million of personnel, occupancy and technology expense related to COVID-19 *(noninterest expense)*
  - ~$295 million of fee and interest waivers for customer accommodations in response to COVID-19 (1)
  - $346 million of net gains on equity securities from deferred compensation plan investment results, which were largely offset by $349 million of employee benefits expense
    - Please see page 24 for additional information
  - $317 million of mortgage banking income as higher net gains on mortgage loan originations/sales activities were more than offset by lower mortgage servicing income, which included MSR valuation adjustments of $(531) million for higher prepayment assumptions and higher expected servicing costs associated with higher projected defaults
  - $261 million gain on the sale of residential mortgage loans that were reclassified to held for sale in 2019 *(other noninterest income)*

(1) Customer accommodation actions reflect estimates based on customer requests and may not take into account customers who have continued to make payments even after requesting a deferral.

Wells Fargo 2Q20 Supplement
2

Providing support during the COVID-19 pandemic Helped more than 2.7 million customers by deferring payments and waiving fees Consumer and Small - Over 2.5 million payments deferred, representing more than $5 billion in principal Business Customers (1)(2) and interest, including $3.2 billion in mortgage loans serviced for others - Approximately 6 million fee waivers, exceeding $200 million Processed approximately 246,000 deferrals representing more than $1.5 billion in principal and interest payments Commercial Customers (1)(2) Provided commercial distribution and auto finance customers maturity date extensions representing approximately $6.6 billion of outstanding principal and interest Funded 179,000 commercial loans totaling $10.1 billion with an average loan size of $56,000 Payroll Protection - 60% were for loan amounts less than $25,000 (1) - 41% were to companies in low-and moderate-income areas or at least 50% minority Program (PPP) census tracks - 84% were for companies that had fewer than 10 employees - 90% of companies had less than $2 million in annual revenue Committed to donating approximately $400 million in gross processing fees received from the PPP to help small businesses impacted by the Open for Business Fund COVID-19 pandemic - Working with nonprofit organizations to provide capital, technical support, and long- term resiliency programs to small businesses with an emphasis on serving minority- owned businesses (1) Includes year-to-date (YTD) actions through June 30, 2020. (2) Customer accommodation actions reflect estimates based on customer requests and may not take into account customers who have continued to make payments even after requesting a deferral. Wells Fargo 2Q20 Supplement 3

Strong capital and liquidity positions


2Q20 Common Equity Tier 1 (CET 1) Ratio (1)
9%
10%
10.7%
10.9%
1.9%, or $23.7 billion, above the regulatory minimum
Regulatory Minimum
Current Internal Target
1Q20 Actual
2Q20 Estimate


2Q20 Liquidity Coverage Ratio (LCR) (2)
100%
121%
129%
29% above the regulatory minimum
Regulatory Minimum
1Q20 Actual
2Q20 Estimate

- Following the FRB's final publication of the CCAR results, we expect our stress capital buffer (SCB) to be 2.5%, which is the lowest possible under the new framework and would result in the regulatory minimum of our CET1 ratio remaining at 9%
- At June 30, 2020, the Company's primary unencumbered sources of liquidity totaled ~$511 billion [3]

(1) 2Q20 capital ratio is a preliminary estimate. See page 31 for additional information regarding the Common Equity Tier 1 capital ratio.
(2) 2Q20 liquidity coverage ratio (LCR) is a preliminary estimate. LCR is calculated as high-quality liquid assets divided by projected net cash outflows, as each is defined under the LCR rule.
(3) Includes cash, cash equivalents, and unencumbered high-quality liquid debt securities. Primary sources of liquidity is a preliminary estimate.

Wells Fargo 2Q20 Supplement
4

Loans Average Loans Outstanding Period-end Loans Outstanding ($ in billions) ($ in billions) 965.0 971.3 1,009.8 947.5 949.8 956.5 949.9 954.9 962.3 935.2 4.80% 4.61% 4.37% 4.20% 3.50% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Total average loan yield Commercial Consumer . Total average loans of $971.3 billion, up $23.8 . Total period - end loans of $935.2 billion, down $14.7 billion year-over-year (YoY) and $6.3 billion linked billion, or 2%, YoY driven by lower consumer real estate quarter (LQ) reflecting the ~$80 billion of commercial loans loan draws in March due to the economic slowdown . Total period-end loans down $74.6 billion, or 7%, LQ as associated with the COVID-19 pandemic declines in commercial and industrial loans, consumer real . Total average loan yield of 3.50%, down 70 bps LQ and estate loans, and credit card loans, were partially offset by 130 bps YoY reflecting the repricing impacts of lower growth in commercial real estate loans and auto loans interest rates, as well as continued loan mix changes - Please see pages 6 and 7 for additional information Wells Fargo 2Q20 Supplement 5

Consumer loan trends Consumer loans down $15.7 billion YoY; down $20.1 billion LQ as declines in consumer real estate loans, credit card loans and other revolving credit and installment loans were partially offset by modest growth in automobile loans ($ in billions, Period-end balances) B= billion, MM = million Consumer Real Estate 1-4 . First mortgage loans down $8.5B Credit Card Family First & Junior Lien 40 . Credit card down $2.8B YoY and down $15.0B LQ YoY and $2.6B LQ 300 Mortgage - LQ decrease included a $10.4B 36 reflecting the transfer to HFS as well as 250 economic slowdown paydowns, partially offset by 32 and changes in 200 $16.4B of originations consumer spending . Junior lien mortgage loans down 150 28 associated with the $5.2B YoY and $1.7B LQ as 100 COVID-19 pandemic continued paydowns more than 24 50 offset new originations 20 0 2Q19 1Q20 2Q20 2Q19 1Q20 2Q20 1-4 Family First Junior Lien Automobile Other Revolving Credit and 50 . Auto loans up $3.1B YoY and 36 Installment . Other revolving credit $240MM LQ and installment loans 45 . Originations of auto loans 32 down $2.3B YoY and down 11% YoY and 13% LQ down $1.2B LQ on 40 largely due to the economic 28 lower margin loans and slowdown associated with the security based lending, 35 COVID-19 pandemic 24 as well as lower personal loans and lines 30 and student loans 2Q19 1Q20 2Q20 20 2Q19 1Q20 2Q20 Wells Fargo 2Q20 Supplement 6

Commercial loan trends Commercial loans up $942 million YoY and down $54.5 billion LQ as almost all of the $80 billion of loan draws in March associated with the COVID-19 pandemic were paid down reflecting strength in the capital markets ($ in billions, Period-end balances) B= billion, MM = million 430 Commercial and Industrial Commercial and industrial (C&I) loans down $54.9B LQ on broad-based 410 declines across the lines of business driven by paydowns of loans following 390 increased 1Q20 loan draws, including declines of: 370 . $34.7B in Corporate & Investment Banking driven by declines in Corporate 350 Transactional Banking across all industry verticals, lower Asset Backed Finance loans, and declines in Commercial Real Estate credit facilities to REITs and other 330 non-depository financial institutions 310 . $16.2B in Commercial Capital on seasonality of summer paydowns and payoff of 290 March loan draws 270 . $9.4B in Middle Market Banking on payoff of March loan draws 250 Partially offset by: 2Q19 1Q20 2Q20 . $9.5B of PPP loans - See page 3 for additional information Commercial Real Estate 150 145 Commercial real estate (CRE) loans up $2.1B LQ 140 . CRE Mortgage and CRE Construction were up $1.2B and $882 million, respectively, 135 driven by new originations, construction fundings and loan extensions 130 125 Lease financing down $1.7B LQ predominantly driven by declines in 120 115 Equipment Finance 110 105 100 2Q19 1Q20 2Q20 Wells Fargo 2Q20 Supplement 7

Deposits

Average Deposits and Rates
($ in billions)



1,269.0
341.4
0.70%
927.6
1,338.0
347.4
990.6
0.52%
1,386.7
408.5
978.2
0.17%
2Q19
1Q20
2Q20
Interest-bearing deposits
Noninterest-bearing deposits
Average deposit cost

- Average deposits of $1.4 trillion, up $117.7 billion, or 9%, YoY on growth across the deposit gathering businesses reflecting customers' preferences for liquidity due to COVID-19
- Average deposits up $48.7 billion, or 4%, LQ on growth in consumer and small business banking deposits [1] reflecting customers' preferences for liquidity due to COVID-19
  - Noninterest-bearing deposits up $61.1 billion, or 18%
- Average deposit cost of 17 bps, down 35 bps LQ reflecting the lower interest rate environment
  - Wholesale Banking down 62 bps
  - WIM down 25 bps
  - Retail banking down 12 bps

Period-end Deposits
($ in billions)



1,288.4
430.1
86.7
25.1
746.5
1,376.5
466.1
67.1
27.8
815.5
1,410.7
434.0
48.2
34.4
894.1
2Q19
1Q20
2Q20
Wholesale Banking
Corporate Treasury including brokered CDs
Mortgage Escrow
Consumer and Small Business Banking Deposits (1)

- Period-end deposits of $1.4 trillion, up $122.3 billion, or 9%, YoY on growth across the deposit gathering businesses reflecting customers' preferences for liquidity due to COVID-19
- Period-end deposits up $34.2 billion, or 2%, LQ
  - $78.6 billion increase in consumer and small business banking deposits [1] reflected impacts due to COVID-19 including customers' preferences for liquidity, loan payment deferrals, tax payment deferrals, stimulus checks, and lower consumer spending
  - $32.1 billion decline in Wholesale Banking deposits reflecting actions taken to manage under the Asset Cap with an emphasis on reducing certain non-operational deposits

(1) Total deposits excluding mortgage escrow and wholesale deposits (Wholesale Banking, and Corporate Treasury including brokered CDs).

Wells Fargo 2Q20 Supplement
8

Net interest income



Net Interest Income
($ in millions)
12,095
11,625
11,200
11,312
9,880
2.82%
2.66%
2.53%
2.58%
2.25%
2Q19
3Q19
4Q19
1Q20
2Q20
Net Interest Margin (NIM)

Average rates	2Q19	3Q19	4Q19	1Q20	2Q20
1 Month LIBOR	2.44 %	2.17 %	1.79 %	1.41 %	0.36 %
3 Month LIBOR	2.51	2.20	1.93	1.53	0.60
Fed Funds Target Rate	2.50	2.29	1.83	1.41	0.25
10 Year CMT (1)	2.33	1.79	1.80	1.38	0.69

- Net interest income decreased $2.2 billion, or 18%, YoY reflecting the lower interest rate environment
- Net interest income decreased $1.4 billion, or 13%, LQ reflecting balance sheet repricing driven by the impact of the lower interest rate environment, as well as:
  - $275 million less favorable hedge ineffectiveness accounting results [2] from 1Q20 which included large interest rate changes in the quarter
  - $187 million higher MBS premium amortization resulting from higher prepays (2Q20 MBS premium amortization was $548 million vs. $361 million in 1Q20)
  - Partially offset by a shift to a lower-cost mix of funding
- NIM of 2.25% down 33 bps LQ and included:
  - ~(23) bps from balance sheet repricing and mix
  - ~(6) bps from hedge ineffectiveness accounting results
  - ~(4) bps from MBS premium amortization

(1) CMT = Constant Maturity Treasury rate.
(2) Total hedge ineffectiveness accounting (including related economic hedges) of $38 million in the quarter included $12 million in net interest income and $26 million in other income. In 1Q20 total hedge ineffectiveness accounting (including related economic hedges) was $266 million and included $287 million in net interest income and $(21) million in other income. Changes in the level of market rates, basis relationships, hedge notional, and the size of hedged portfolios contribute to differing levels of hedge ineffectiveness each quarter.

Wells Fargo 2Q20 Supplement
9

Noninterest income

($ in millions)		2Q20	vs 1Q20		vs 2Q19
Noninterest income					
Service charges on deposit accounts	$	930	(23)	%	(23)
Trust and investment fees:					
Brokerage advisory, commissions and other fees		2,117	(15)		(9)
Trust and investment management		687	(2)		(14)
Investment banking		547	40		20
Card fees		797	(11)		(22)
Other fees		578	(9)		(28)
Mortgage banking		317	(16)		(58)
Net gains from trading activities		807	n.m.		252
Net gains on debt securities		212	(11)		960
Net gains from equity securities		533	n.m.		(14)
Lease income		334	(5)		(21)
Other [1]		97	(79)		(88)
Total noninterest income	**$**	**7,956**	**24**	**%**	**(16)**



9,489
10,385
8,660
6,405
7,956
2Q19
3Q19
4Q19
1Q20
2Q20

(1) *In 2Q20, insurance income was moved to all other noninterest income. Prior period balances have been revised to conform with the current period presentation.*

- Noninterest income up $1.6 billion, or 24% LQ
- Deposit service charges down $279 million LQ on lower overdraft activity reflecting lower debit card transaction volumes, higher fee waivers, and higher average customer deposit balances, as well as lower treasury management fees
  - Consumer was 45% and commercial was 55% of total
    - Earnings credit rate (ECR) offset (results in lower fees for commercial customers) was down $58 million LQ and $89 million YoY
- Trust and investment fees down $223 million
  - Brokerage advisory, commissions and other fees down $365 million on lower retail brokerage advisory fees (priced at the beginning of the quarter), as well as lower brokerage transaction revenue
  - Investment banking fees up $156 million driven by strength in debt and equity capital markets
- Card fees down $95 million on lower interchange income reflecting the impact of COVID-19 on consumer spending
- Mortgage banking down $62 million
  - Net gains on mortgage loan originations up $898 million and included higher origination volumes and a higher gain on sale margin
  - Servicing income down $960 million due to a $739 million decline in market-related MSR valuation changes, net of hedge results driven by MSR valuation assumption updates including higher prepayments and servicing costs
- Net gains from trading activities up $743 million from higher trading volumes across many products, increased volatility leading to wider bid-offer spreads, and substantial spread/price improvement in certain credit markets *(Please see page 29 for additional information)*
- Net gains from equity securities up $1.9 billion on $829 million lower securities impairment and $967 million higher deferred compensation plan investment results (P&L neutral), as well as higher realized gains *(Please see page 24 for additional information on deferred compensation)*
- Other income down $370 million and included $202 million lower gains on the sale of loans ($261 million in 2Q20 vs. $463 million in 1Q20)

Wells Fargo 2Q20 Supplement
10

Noninterest expense and efficiency ratio [1]

($ in millions)		2Q20	vs 1Q20		vs 2Q19
Noninterest expense					
Personnel [2]	$	8,911	7	%	5
Technology and equipment [2]		562	(20)		(12)
Occupancy [3]		871	22		21
Core deposit and other intangibles		22	(4)		(19)
FDIC and other deposit assessments		165	40		15
Operating losses		1,219	163		394
Outside professional services		758	4		(8)
Other		2,043	3		(14)
Total noninterest expense	$	**14,551**	**12**	%	**8**


13,449
15,199
15,614
13,048
14,551
62.3%
69.1%
78.6%
73.6%
81.6%
2Q19
3Q19
4Q19
1Q20
2Q20
Efficiency Ratio

- Noninterest expense up $1.5 billion LQ
  - Personnel expense up $597 million and included:
    - $231 million of expenses in response to COVID-19, including bonus payments and premium pay for certain customer-facing and support employees, as well as child care services paid by the company
    - $947 million increase in deferred compensation expense (P&L neutral) which was largely offset in net gains from equity securities
      - *Please see page 24 for additional information*
    - $676 million reduction from seasonally higher employee benefits expense in 1Q
  - Technology and equipment expense down $144 million and included the reversal of an accrual for software expense
  - Occupancy expense up $156 million reflecting $133 million of COVID-19 related expense due to additional cleaning fees, supplies, and equipment
  - FDIC and other deposit assessments up $47 million on higher FDIC assessment base and rate
  - Outside professional services expense up $31 million on higher project-related expense
  - Operating losses up $755 million on higher customer remediation accruals for a variety of matters, as well as higher litigation accruals

(1) Efficiency ratio defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2) In 2Q20, personnel-related expenses were combined into a single line item, and expenses for cloud computing services were moved from contract services expense to technology and equipment expense. Prior period balances have been revised to conform with the current period presentation.
(3) Represents expenses for both leased and owned properties.

Wells Fargo 2Q20 Supplement
11

Community Banking

($ in millions)		2Q20	vs 1Q20		vs 2Q19
Net interest income	$	5,699	(16)	%	(19)
Noninterest income		3,067	13		(35)
Provision for credit losses		3,378	97		605
Noninterest expense		8,346	17		16
Income tax expense		(2,666)	n.m.		n.m.
Segment net income (loss)	**$**	**(331)**	**n.m.**	**%**	**n.m.**
($ in billions)					
Avg loans	$	449.3	(3)		(2)
Avg deposits		848.5	6		9

	2Q20	1Q20	2Q19
Key Metrics:			
Total Retail Banking branches	5,300	5,329	5,442

($ in billions)		2Q20		1Q20		2Q19
Auto originations	$	5.6		6.5		6.3
Home Lending						
Applications	$	84		108		90
Application pipeline		50		62		44
Originations		59		48		53
Residential HFS production margin (1)		2.04	%	1.08	%	0.98

- Net loss of $331 million, down from net income of $155 million in 1Q20 and net income of $3.1 billion in 2Q19
- Provision for credit losses of $3.4 billion included a $2.8 billion increase in the allowance for credit losses in the quarter

Key metrics

- See page 13 for additional information
- 5,300 retail banking branches reflects 30 branch consolidations in 2Q20
  - ~1,100 branches, or ~20% of our nationwide network, are temporarily closed due to COVID-19
- Consumer auto originations of $5.6 billion, down 13% LQ and 11% YoY
- Mortgage originations of $59 billion (held-for-sale = $43 billion and held-for-investment = $16 billion), up 23% LQ and 11% YoY
  - 38% of originations were for purchases, compared with 48% in 1Q20 and 68% in 2Q19
  - 2.04% residential held-for-sale production margin (1), up 96 bps LQ and up 106 bps YoY
  - $259 million of originations directed to held-for-sale for future securitizations

(1) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations.

Wells Fargo 2Q20 Supplement

12

Community Banking metrics

Customers and Active Accounts *(in millions)*	2Q20	1Q20	4Q19	3Q19	2Q19	vs. 1Q20	vs. 2Q19
Digital (online and mobile) Active Customers [1]	31.1	31.1	30.3	30.2	30.0	0%	4%
Mobile Active Customers [1]	25.2	24.9	24.4	24.3	23.9	1%	6%
Primary Consumer Checking Customers [2][3]	24.3	24.4	24.4	24.3	24.3	-0.3%	0.4%
Consumer General Purpose Credit Card Active Accounts [4][5]	7.3	7.9	8.1	8.1	8.0	-7%	-9%

- 31.1 million digital (online and mobile) active customers [1], stable LQ and up 4% YoY reflecting continued improvements in user experience and increased customer awareness of digital services
  - 25.2 million mobile active customers [1], up 1% LQ and 6% YoY

Balances and Activity *(in millions, except where noted)*		2Q20	1Q20	4Q19	3Q19	2Q19	vs. 1Q20	vs. 2Q19
Consumer and Small Business Banking Deposits (Average) *($ in billions)*	$	857.9	779.5	763.2	749.5	742.7	10%	16%
Teller and ATM Transactions [6]		235.2	289.4	315.1	324.3	327.3	-19%	-28%
Debit Cards [7]								
POS Transactions		2,027	2,195	2,344	2,344	2,336	-8%	-13%
POS Purchase Volume *(billions)*	$	93.1	90.6	95.2	92.6	93.2	3%	0%
Consumer General Purpose Credit Cards [5] *($ in billions)*								
POS Purchase Volume	$	15.8	18.1	21.0	20.4	20.4	-13%	-22%
Outstandings (Average)		29.6	32.3	32.3	31.7	30.9	-8%	-4%

- Average consumer and small business banking deposit balances up 10% LQ and 16% YoY
- Teller and ATM transactions [6] of 235.2 million in 2Q20, down 19% LQ and 28% YoY primarily due to the temporary closure of approximately ~1,100 branches, or ~20% of our nationwide network, due to COVID-19, as well as the continued customer migration to digital channels
- Debit cards [7] and consumer general purpose credit cards [5]:
  - Point-of-sale (POS) debit card transactions down 8% LQ and 13% YoY on reduced consumer spending activity due to COVID-19
  - POS debit card purchase volume up 3% LQ on higher average transaction sizes and flat YoY
  - POS consumer general purpose credit card purchase volume down 13% LQ and 22% YoY on reduced customer spending due to COVID-19

(1) Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device in the prior 90 days. Prior periods have been revised so they are no longer reported on a one-month lag. (2) Metrics reported on a one-month lag from reported quarter-end; for example, 2Q20 data as of May 2020 compared with May 2019. (3) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. Management uses this metric to help monitor trends in checking customer engagement with the Company. (4) Accounts having at least one POS transaction, including POS reversal, during the period. (5) Credit card metrics shown in the table are for general purpose cards only. (6) Teller and ATM transactions reflect customer transactions completed at a branch teller line or ATM and does not include customer interactions with a branch banker. Management uses this metric to help monitor customer traffic trends within the Company's Retail Banking business. (7) Combined consumer and business debit card activity.

Wells Fargo 2Q20 Supplement 13

Wholesale Banking

($ in millions)		2Q20	vs 1Q20	vs 2Q19
Net interest income	$	3,891	(6) %	(14)
Noninterest income		2,672	59	6
Provision for credit losses		6,028	163	n.m.
Noninterest expense		3,963	5	2
Income tax benefit		(1,286)	136	n.m.
Segment net income (loss)	**$**	**(2,143)**	**n.m. %**	**n.m.**
($ in billions)				
Avg loans	$	504.3	4	6
Avg deposits		441.2	(3)	8

	2Q20	1Q20	2Q19
Efficiency ratio [1]	60.4	64.7 %	54.9
Adjusted efficiency ratio for income tax credits [2]	55.2	58.2	50.9

($ or # in billions)		2Q20	vs 1Q20	vs 2Q19
Key Metrics:				
Lending-related				
Unfunded lending commitments	$	339	13 %	5
Assets under lease		25	(7)	(9)
Commercial mortgage servicing - 3rd party unpaid principal balance		569	1	2
Treasury Management				
ACH payment transactions originated (#) [3]		2.1	5	11
Commercial card spend volume [4]	$	5.8	(29)	(34)
Investment Banking [5]				
Total U.S. market share (YTD %)		3.8		30 bps
High grade DCM U.S. market share (YTD %)		8.1		60 bps
Loan syndications U.S. market share (YTD %)		4.1		(40) bps

- Net loss of $2.1 billion
- Net interest income down 6% LQ reflecting the impact of the lower interest rate environment and lower deposit balances, partially offset by higher average loans
- Noninterest income up 59% LQ on higher trading and investment banking results, as well as lower securities impairment
  - Record Corporate & Investment Bank Capital Markets results driven by strong FICC trading results and record investment grade debt issuances
- Provision for credit losses increased $3.7 billion LQ driven by a $5.5 billion increase in the allowance for credit losses, and $323 million higher net charge-offs driven by losses in the oil and gas, and commercial real estate portfolios
- Noninterest expense up 5% LQ driven by higher operating losses reflecting higher litigation accruals

Lending-related

- Unfunded lending commitments up 5% YoY and 13% LQ
- Revolving loan utilization in June of 39.1% [6], down 210 bps YoY and 950 bps LQ reflecting paydowns of March loan draws
- WF Capital Finance was the #1 Bookrunner of asset-based loans with YTD market share of 20.1% vs. 19.6% in 2019 [7]

Treasury Management

- Treasury management revenue down 13% YoY and 10% LQ
- ACH payment transactions originated [3] up 11% YoY on large customer volume growth and up 5% LQ
- Commercial card spend volume [4] of $5.8 billion, down 34% YoY and 29% LQ on reductions in business travel and other purchase activity due to COVID-19

Investment Banking [5]

- YTD 2020 U.S. investment banking market share of 3.8% vs. YTD 2019 of 3.5%

(1) The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income). (2) The adjusted efficiency ratio for income tax credits, which includes tax equivalent adjustments for income tax credits related to our low-income housing and renewable energy investments, is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see page 30. (3) Includes ACH payment transactions originated by the entire company. (4) Includes commercial card volume for the entire company. (5) Year-to-date (YTD) through June 30. Source: Dealogic U.S. investment banking fee market share. (6) Preliminary estimate. (7) YTD through June 30. Source: Refinitiv.

Wells Fargo 2Q20 Supplement 14

Wealth and Investment Management

($ in millions)		2Q20	vs 1Q20	vs 2Q19
Net interest income	$	736	(15) %	(29)
Noninterest income		2,924	3	(3)
Provision for credit losses		257	n.m.	n.m.
Noninterest expense		3,153	2	(3)
Income tax expense		63	(59)	(69)
Segment net income	**$**	**180**	**(61) %**	**(70)**
($ in billions)				
Avg loans	$	78.7	-	5
Avg deposits		171.8	13	20

($ in billions, except where noted)		2Q20	vs 1Q20	vs 2Q19
Key Metrics:				
WIM Client assets [(1)] *($ in trillions)*	$	1.8	11 %	(4)
Retail Brokerage				
Client assets *($ in trillions)*	$	1.6	12	(4)
Advisory assets		569	14	1
IRA assets		415	13	-
Financial advisors *(#)*		13,298	(1)	(4)
Wealth Management				
Client assets	$	224	5	(3)
Wells Fargo Asset Management				
Total AUM [(2)]		578	12	17
Wells Fargo Funds AUM		283	19	36

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits.
(2) Wells Fargo Asset Management Total AUM that is not held in Brokerage & Wealth client assets is excluded from WIM Client Assets.

- Net income of $180 million, down 70% YoY and 61% LQ and included a $255 million increase in the allowance for credit losses in the quarter
- Net interest income down 15% LQ primarily due to the lower interest rate environment, partially offset by higher deposit balances
- Noninterest income up 3% LQ as net gains from equity securities reflecting a $413 million increase in deferred compensation plan investment results (P&L neutral), were partially offset by lower retail brokerage advisory fees (priced at the beginning of the quarter) and lower brokerage transaction revenue
- Noninterest expense up 2% LQ as a $401 million increase in deferred compensation expense (largely offset in revenue by higher net gains from equity securities) and higher regulatory, risk, and technology expense, were partially offset by lower broker commissions, lower other personnel expenses which were seasonally higher in the first quarter, and lower equipment expense

WIM Segment Highlights
- WIM total client assets of $1.8 trillion, down 4% YoY primarily driven by net outflows in the Correspondent Clearing business
- 2Q20 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) of $1.5 billion were down 45% LQ and 43% YoY reflecting lower referral activity due to COVID-19

Retail Brokerage
- Advisory assets of $569 billion, up 1% YoY, primarily driven by higher market valuations, partially offset by net outflows in the Correspondent Clearing business

Wells Fargo Asset Management
- Total AUM [(2)] of $578 billion, up 17% YoY primarily driven by money market net inflows and higher market valuations, partially offset by equity net outflows

Wells Fargo 2Q20 Supplement 15

Credit quality of the loan portfolio



Provision Expense and Net Charge-offs on Loans
($ in millions)
503
653
0.28%
695
645
0.27%
644
769
0.32%
3,833
909
0.38%
9,565
1,113
0.46%
2Q19
3Q19
4Q19
1Q20
2Q20
Provision Expense
Net Charge-offs
Net Charge-off Rate



Nonperforming Assets
($ in billions)
6.3
0.4
5.9
6.0
0.5
5.5
5.6
0.3
5.3
6.4
0.2
6.2
7.8
0.2
7.6
2Q19
3Q19
4Q19
1Q20
2Q20
Nonaccrual loans
Foreclosed assets

- Customer forbearance and other deferral activities instituted in response to the COVID-19 pandemic could delay the recognition of net charge-offs, delinquencies, and nonaccrual status for those customers who would have otherwise moved into past due or nonaccrual status
- Net charge-offs on loans of $1.1 billion, up $204 million LQ
- 0.46% net charge-off rate (annualized), up 8 bps LQ
  - Commercial losses of 44 bps, up 19 bps LQ on higher C&I losses primarily related to net charge-offs in the oil and gas portfolio, as well as higher commercial real estate mortgage losses
    - See page 19 for additional information on the oil and gas portfolio
  - Consumer losses of 48 bps, down 5 bps LQ driven by lower losses in credit card, and other revolving credit and installment loans
- Commercial criticized assets of $38.2 billion, up $13.3 billion, or 53%, LQ on a $7.2 billion increase in C&I and a $6.1 billion increase in CRE
- NPAs increased $1.4 billion LQ
  - Nonaccrual loans increased $1.4 billion
    - Commercial nonaccruals increased $1.4 billion driven by the oil and gas, and commercial real estate portfolios
      - 75% of nonaccruals were current on interest and principal
      - See pages 17 and 18 for additional information on commercial nonaccrual loans
    - Consumer nonaccrual loans increased $39 million

Wells Fargo 2Q20 Supplement
16

Commercial & Industrial loans and lease financing by industry

- C&I and lease financing nonaccrual loans of $3.0 billion, up $1.1 billion, or 59%, LQ driven by higher oil and gas, and real estate and construction nonaccruals
  - 47% of nonaccruals were oil and gas nonaccruals
- Criticized assets of $27.8 billion, up $7.2 billion, or 35%, LQ
  - 61% of the increase in criticized assets were retail, entertainment and recreation, real estate and construction, and oil and gas loans

	2Q20						1Q20					
($ in millions)	*Nonaccruals*		*Loans Outstanding*		*Total Commitments* [1]		*Nonaccruals*		*Loans Outstanding*		*Total Commitments* [1]	
Financials except banks	$ 219	7%	$ 112,130	31%	$ 197,152	28%	$ 95	5%	$ 126,270	30%	$ 204,143	28%
Equipment, machinery and parts manufacturing	98	3%	21,622	6%	41,771	6%	58	3%	25,054	6%	44,641	6%
Technology, telecom and media	61	2%	24,912	7%	54,894	8%	57	3%	26,896	6%	56,462	8%
Real estate and construction	290	10%	25,245	7%	49,925	7%	49	3%	27,222	6%	48,977	7%
Banks	0	0%	15,548	4%	16,598	2%	0	0%	20,282	5%	20,948	3%
Retail	216	7%	23,149	6%	43,212	6%	204	11%	27,844	7%	43,801	6%
Materials and commodities	46	2%	15,877	4%	37,877	5%	57	3%	19,118	5%	39,385	5%
Automobile related	24	1%	13,103	4%	25,162	4%	24	1%	17,436	4%	26,032	4%
Food and beverage manufacturing	12	0%	13,082	4%	29,284	4%	12	1%	16,908	4%	31,004	4%
Health care and pharmaceuticals	76	3%	17,144	5%	32,481	5%	81	4%	18,785	4%	32,230	4%
Oil, gas and pipelines	1,414	47%	12,598	3%	32,679	5%	549	29%	14,287	3%	34,443	5%
Entertainment and recreation	62	2%	11,820	3%	18,134	3%	65	3%	16,163	4%	20,532	3%
Transportation services	319	11%	10,849	3%	17,040	2%	336	18%	11,901	3%	17,853	2%
Commercial services	98	3%	12,095	3%	24,548	3%	120	6%	12,684	3%	22,989	3%
Agribusiness	54	2%	7,362	2%	12,984	2%	37	2%	6,994	2%	12,137	2%
Utilities	1	0%	6,486	2%	20,615	3%	147	8%	8,598	2%	21,545	3%
Insurance and fiduciaries	2	0%	6,032	2%	17,069	2%	1	0%	7,292	2%	16,481	2%
Government and education	6	0%	5,741	2%	12,128	2%	7	0%	5,548	1%	11,918	2%
Other	36	1%	12,731	3%	32,843	5%	11	1%	14,874	4%	32,769	4%
Total	**$ 3,034**	**100%**	**367,526**	**100%**	**$ 716,396**	**100%**	**$ 1,910**	**100%**	**$ 424,156**	**100%**	**$ 738,290**	**100%**

Period end balances.
Industry classifications based on NAICS classifications.
(1) Total Commitments = loans outstanding + unfunded commitments, excluding issued letters of credit.

Wells Fargo 2Q20 Supplement 17

Commercial real estate loans by property type

- Nonaccrual loans of $1.3 billion, up $286 million, or 30%, LQ
  - 59% of nonaccruals were shopping center, retail (excluding shopping center), and hotel/motel nonaccruals
  - 90% of the increase in nonaccrual loans was from shopping center, hotel/motel, and retail (excluding shopping center) nonaccruals
- Criticized assets of $10.4 billion, up $6.1 billion, or 140%, LQ
  - 88% of the increase in criticized assets was from the hotel/motel, shopping center, retail (excluding shopping center), and office buildings sectors

	2Q20				1Q20			
($ in millions)	*Nonaccruals*		*Loans Outstanding*		*Nonaccruals*		*Loans Outstanding*	
Office Buildings	$ 161	13%	$ 38,489	26%	$ 145	15%	$ 37,492	26%
Apartments	11	1%	26,978	19%	12	1%	25,745	18%
Industrial/Warehouse	73	6%	17,823	12%	77	8%	17,400	12%
Retail (Excluding Shopping Center)	173	14%	14,089	10%	127	13%	14,089	10%
Shopping Center	399	32%	12,493	9%	279	29%	12,068	8%
Hotel/Motel	170	14%	12,247	8%	79	8%	12,180	8%
Mixed Use Properties	90	7%	6,304	4%	95	10%	6,632	5%
Institutional	97	8%	6,068	4%	61	6%	5,975	4%
Collateral Pool	-	0%	2,336	2%	-	0%	2,514	2%
Agriculture	61	5%	2,006	1%	70	7%	2,144	1%
Other	16	1%	6,828	5%	20	2%	7,340	5%
Total	**$ 1,251**	**100%**	**$ 145,661**	**100%**	**$ 965**	**100%**	**$ 143,579**	**100%**

Period end balances.

Wells Fargo 2Q20 Supplement

18

Oil and gas loan portfolio credit performance

- Oil and gas loans outstanding down 12% LQ and 7% YoY, and total commitments [1] down 5% LQ and 8% YoY reflecting the impact of spring redetermination changes on borrowing bases, proactive portfolio management, as well as a weaker credit environment

Loans Outstanding and Total Commitments [1]
($ in billions)


35.4
34.4
32.7
13.6
14.3
12.6
2Q19
1Q20
2Q20
Loans outstanding
Total commitments (1)

Credit performance overview

- $298 million of net charge-offs in 2Q20, up $111 million LQ reflecting depressed oil prices and low demand
  - 87% of net charge-offs from the exploration & production (E&P) sector
- Nonaccrual loans of $1.4 billion, up $865 million LQ on new downgrades to nonaccrual status in the quarter
  - ~93% of nonaccruals current on payments
  - 98% of nonaccruals from the E&P and services sectors
  - Substantially all nonaccruals were senior secured
- Criticized loans of $3.9 billion, up $820 million, or 26%, LQ reflecting downward credit migration resulting from commodity price volatility and included numerous credit downgrades of publicly-rated companies

(1) Total commitments = Loans outstanding + unfunded commitments, excluding issued letters of credit.

Wells Fargo 2Q20 Supplement
19

Allowance for credit losses for loans . Allowance for credit losses for loans (ACL) = $20.4 billion - $8.4 billion increase in the allowance for credit losses for loans reflected increases of $6.4 billion in commercial ACL and $2.0 billion in consumer ACL - Allowance coverage for total loans of 2.19%, up from 1.19% in 1Q20 2Q20 1Q20 Loans ACL as a % Loans ACL as a % ($ in millions) ACL outstanding of loans ACL outstanding of loans Commercial Commercial & industrial $ 8,109 350,116 2.32% $ 4,231 405,020 1.04 % Real estate mortgage 2,395 123,967 1.93 848 122,767 0.69 Real estate construction 484 21,694 2.23 36 20,812 0.17 Lease financing 681 17,410 3.91 164 19,136 0.86 Total commercial $ 11,669 513,187 2.27% $ 5,279 567,735 0.93 % Consumer Real estate 1-4 family first mortgage $ 1,541 277,945 0.55% $ 836 292,920 0.29 % Real estate 1-4 family junior lien mortgage 725 26,839 2.70 125 28,527 0.44 Credit card 3,777 36,018 10.49 3,481 38,582 9.02 Auto 1,174 48,808 2.41 1,016 48,568 2.09 Other revolving credit and installment 1,550 32,358 4.79 1,285 33,511 3.83 Total consumer $ 8,767 421,968 2.08% $ 6,743 442,108 1.53 % Total $ 20,436 935,155 2.19% $ 12,022 1,009,843 1.19 % Wells Fargo 2Q20 Supplement 20

Allowance for credit losses for loans – key drivers of the $8.4 billion increase $8.4 billion increase in our allowance for credit losses for loans reflected: Current economic environment: . Economic conditions worsened significantly compared to prior expectations as unemployment levels reached 14.7% with unprecedented initial jobless claims of 33 million in the quarter . Fiscal stimulus programs of over $2.4 trillion, including unemployment benefits and lender accommodations programs provided near-term support for borrowers and some counterweight to economic conditions Assumptions for 2Q20 ACL: . The economic forecast in our base case scenario for the 2Q20 ACL assumed near-term economic stress recovering into late 2021, as follows: - Unemployment levels are forecasted to decline to approximately 10% by 4Q20 and 6% by 4Q21 - After a significant decline, U.S. GDP levels are forecasted to grow 6% in 2H20 and 6% over 2021 - Housing prices are forecasted to remain roughly stable over the forecast horizon (approximately +/-2% YoY change into 4Q21) - Commercial real estate prices are forecasted to decline by low to mid teens . While the large majority of weight is placed on this base case scenario, we apply some weighting on a downside scenario to reflect the uncertainty in the economic forecast . Additionally, customer forbearance and other deferral activities instituted in response to the COVID-19 pandemic were considered in our loan portfolio performance expectations and resulting loss forecast . Within the commercial portfolio, the $6.4 billion increase reflected higher expected losses across the portfolio - Expected declines in the CRE portfolio with larger declines assumed for Hotel, Restaurant and Retail sector exposures. In addition, collateral prices remain highly uncertain given limited property sales - Higher expected losses in the oil and gas portfolio given commodity volatility - Higher losses in equipment and vendor finance portfolios - Commercial exposures include Small Business lending, which has an increased loss forecast due to anticipated defaults related to the economic slowdown associated with COVID-19, despite support from government guaranteed lending programs . Within the consumer portfolio, the $2.0 billion increase mainly reflected the worsening economic forecast, particularly higher unemployment levels - Higher assumed losses in first lien and junior lien mortgage loan portfolios related to higher anticipated default rates as borrowers transition out of accommodation programs - Credit card losses are expected to increase into the first half of 2021 closely tracking the higher current unemployment levels Considerations: . Our ACL amounts are influenced by a variety of factors, including changes in loan volumes, portfolio credit quality, and general economic conditions. General economic conditions are forecasted using economic variables which can change over time and therefore impact future ACL amounts Wells Fargo 2Q20 Supplement 21

Capital Common Equity Tier 1 Ratio (1) Capital Position . Despite significant increases in the allowance for credit 12.0% losses in the last two quarters, the Common Equity 11.6% Tier 1 (CET1) ratio of 10.9% at 6/30/20 (1) continued to 11.1% 10.9% be above both the regulatory minimum of 9% and our 10.7% current internal target of 10% . The impact of our election to apply the CECL transition provision to our regulatory capital at 6/30/20 was an increase in capital of $1.9 billion and an increase in the CET1 ratio of 14 bps 2020 Dodd-Frank Stress Test and Related CCAR . Following the FRB’s final publication of the CCAR results, we expect our stress capital buffer (SCB) to be 2.5%, which is the lowest possible under the new framework Expected Dividend Action 2Q19 3Q19 4Q19 1Q20 2Q20 Estimated . The Company expects to decrease its third quarter 2020 common stock dividend to $0.10 per share from $0.51 per share, subject to approval by the Company's Board of Directors at the customary time at the end of July Total Loss Absorbing Capacity (TLAC) Update . $18.3 billion of TLAC-eligible long-term debt was issued in the quarter and was only partially offset by maturities . As of 6/30/20, our eligible external TLAC as a (1) 2Q20 capital ratio is a preliminary estimate. See page 31 for additional information percentage of total risk-weighted assets was 25.3% (2) regarding the Common Equity Tier 1 capital ratio. (2) 2Q20 TLAC ratio is a preliminary estimate. compared with the required minimum of 22.0% Wells Fargo 2Q20 Supplement 22

Appendix

Deferred compensation plan economic hedge results

- Wells Fargo's deferred compensation plan allows eligible team members the opportunity to defer receipt of current compensation to a future date
- Certain team members within Wholesale Banking, and Wealth and Investment Management have mandatory deferral plans as part of their incentive compensation plans
- We enter into economic hedges to neutralize the impact of market fluctuations resulting from team member elections, which are recognized in personnel expense
- In late May, we entered into arrangements to transition our economic hedges from equity securities to derivatives in the form of total return swaps
  - As a result of this transition, net (gains) losses on derivative economic hedges of deferred compensation are now presented in personnel expense as compared to using equity securities as economic hedges which were recognized in net interest income and net gains (losses) from equity securities
- Deferred compensation plan economic hedge results are largely P&L neutral

($ in millions)		2Q20	1Q20	4Q19	3Q19	2Q19		vs 1Q20	vs 2Q19
Net interest income	$	3	12	26	13	18	$	(9)	(15)
Net gains (losses) from equity securities		346	(621)	236	(4)	87		967	259
Total revenue (losses) from deferred compensation plan investments		**349**	**(609)**	**262**	**9**	**105**		**958**	**244**
Change in deferred compensation plan liabilities		490	(598)	263	5	114		1,088	376
Net derivative (gains) losses from economic hedges of deferred compensation		(141)	-	-	-	-		(141)	(141)
Personnel expense		349	(598)	263	5	114		947	235
Income (loss) before income tax expense	$	0	(11)	(1)	4	(9)	$	11	9

Wells Fargo 2Q20 Supplement

24

Real estate 1-4 family mortgage portfolio

($ in millions)	2Q20	1Q20	2Q19	Linked Quarter Change		Year-over-Year Change	
Real estate 1-4 family first mortgage loans:	$ 277,945	292,920	286,427	$ (14,975)	(5) %	$ (8,482)	(3) %
Nonaccrual loans	2,393	2,372	2,425	21	1	(32)	(1)
as % of loans	0.86 %	0.81 %	0.85 %	5 bps		1 bps	
Net charge-offs/(recoveries)	$ 2	(3)	(30)	$ 5	n.m.	$ 32	n.m.
as % of average loans	0.00 %	(0.00) %	(0.04) %	0 bps		4 bps	
Real estate 1-4 family junior lien mortgage loans:	$ 26,839	28,527	32,068	$ (1,688)	(6)	$ (5,229)	(16)
Nonaccrual loans	753	769	868	(16)	(2)	(115)	(13)
as % of loans	2.81 %	2.70 %	2.71 %	11 bps		10 bps	
Net charge-offs/(recoveries)	$ (12)	(5)	(19)	$ (7)	n.m. %	$ 7	(37) %
as % of average loans	(0.17) %	(0.07) %	(0.24) %	(10) bps		7 bps	

- First mortgage loans down $15.0 billion LQ as $16.4 billion of originations were more than offset by paydowns and reclassification of $10.4 billion of loans to HFS
  - Net charge-offs up $5 million LQ
  - Nonaccrual loans increased $21 million LQ
  - First lien home equity lines of $9.8 billion, down $404 million LQ

- Junior lien mortgage loans down $1.7 billion, or 6%, LQ as paydowns more than offset new originations
  - Net recoveries up $7 million LQ due to lower net charge-offs reflecting payment deferrals

Loan balances as of period-end.

Wells Fargo 2Q20 Supplement

25

Consumer credit card portfolio

($ in millions, except where noted)		2Q20		1Q20		2Q19			Linked Quarter Change				Year-over-Year Change		
Credit card outstandings	$	36,018		38,582		38,820		$	(2,564)	(7)	%	$	(2,802)	(7)	%
Net charge-offs		327		377		349			(50)	(13)			(22)	(6)	
as % of avg loans		3.60	%	3.81	%	3.68	%		(21) bps				(8) bps		
30+ days past due	$	757		1,003		895		$	(246)	(25)		$	(138)	(15)	
as % of loans		2.10	%	2.60	%	2.31	%		(50) bps				(21) bps		
Key Metrics:															
Purchase volume	$	17,471		19,907		22,459		$	(2,436)	(12)		$	(4,988)	(22)	
POS transactions *(millions)*		246		298		329			(52)	(17)			(83)	(25)	
New accounts [1] *(thousands)*		250		315		498			(65)	(21)			(248)	(50)	
POS active accounts *(thousands)* [2]		7,773		8,635		8,832			(862)	(10)	%		(1,059)	(12)	%

- Credit card outstandings down $2.6 billion, or 7%, LQ and down $2.8 billion, or 7%, YoY reflecting the economic impact of COVID-19 including on consumer spending
  - Purchase dollar volume down 12% LQ and 22% YoY reflecting lower consumer spending due to the impact of COVID-19
  - New accounts [1] down 21% LQ and 50% YoY due to the impact of COVID-19
- Net charge-offs down $50 million, or 21 bps, LQ and down $22 million, or 8 bps, YoY driven by lower loan balances and payment deferrals
- 30+ days past due were down $246 million, or 50 bps, LQ and down $138 million, or 21 bps, YoY due to lower balances and payment deferrals

Loan balances as of period-end.
(1) Includes consumer general purpose credit card as well as certain co-branded and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the period.

Wells Fargo 2Q20 Supplement
26

Auto portfolios

($ in millions)		2Q20	1Q20	2Q19		Linked Quarter Change			Year-over-Year Change	
Consumer:										
Auto outstandings	$	48,808	48,568	45,664	$	240	- %	$	3,144	7 %
Nonaccrual loans		129	99	115		30	30		14	12
as % of loans		0.26 %	0.20 %	0.25 %		6 bps			1 bps	
Net charge-offs	$	106	82	52	$	24	29	$	54	n.m.
as % of avg loans		0.88 %	0.68 %	0.46 %		20 bps			42 bps	
30+ days past due	$	819	1,116	1,048	$	(297)	(27)	$	(229)	(22)
as % of loans		1.68 %	2.30 %	2.30 %		(62) bps			(62) bps	
Commercial:										
Auto outstandings	$	8,129	10,784	10,973	$	(2,655)	(25)	$	(2,844)	(26)
Nonaccrual loans		13	13	16		-	-		(3)	(19)
as % of loans		0.16 %	0.12 %	0.15 %		4 bps			1 bps	
Net charge-offs	$	3	4	2	$	(1)	(25) %	$	1	50 %
as % of avg loans		0.12 %	0.09 %	0.06 %		3 bps			6 bps	

Consumer Portfolio
- Auto outstandings of $48.8 billion, up modestly LQ and up 7% YoY
  - 2Q20 originations of $5.6 billion, down 13% LQ and 11% YoY reflecting the economic slowdown associated with the COVID-19 pandemic
- Nonaccrual loans increased $30 million LQ and $14 million YoY
- Net charge-offs up $24 million LQ, and up $54 million YoY driven by the temporary suspension of involuntary repossessions and payment deferrals in response to COVID-19
- 30+ days past due decreased $297 million LQ on seasonality and payment deferrals, and decreased $229 million YoY on payment deferrals

Commercial Portfolio
- Loans of $8.1 billion, down 25% LQ and 26% YoY due to lower floorplan utilization as dealers held less inventory as well as lower supply from auto manufacturers

Loan balances as of period-end.

Wells Fargo 2Q20 Supplement

27

Student lending portfolio ($ in millions) 2Q20 1Q20 2Q19 Linked Quarter Change Year-over-Year Change Private outstandings $ 10,258 10,555 10,860 $ (297) (3) % $ (602) (6) % Net charge-offs 17 32 32 (15) (47) (15) (47) as % of avg loans 0.68% 1.21% 1.16% (53) bps (48) bps 30+ days past due $ 208 172 148 $ 36 21% $ 60 41 % as % of loans 2.03% 1.63% 1.36% 40 bps 67 bps . $10.3 billion private loan outstandings, down 3% LQ and 6% YoY largely reflecting higher paydowns and payoffs, as well as the economic impact of COVID-19 - Average FICO of 764, and 84% of the total outstandings have been co-signed - Originations down 18% YoY driven by lower demand due to COVID-19 . Net charge-offs decreased $15 million LQ due to seasonality of repayments, and decreased $15 million YoY due to payment deferrals . 30+ days past due increased $36 million LQ and $60 million YoY reflecting the impact of payment deferrals Loan balances as of period-end. Wells Fargo 2Q20 Supplement 28

Trading-related revenue

($ in millions)		2Q20	1Q20	2Q19		Linked Quarter Change			Year-over-Year Change	
Trading-related revenue										
Net interest income	$	617	774	776	$	(157)	(20) %	$	(159)	(20) %
Net gains from trading activities		807	64	229		743	n.m.		578	252
Trading-related revenue	**$**	**1,424**	**838**	**1,005**	**$**	**586**	**70 %**	**$**	**419**	**42 %**

- Fixed income, currencies and commodity trading (FICC) generated 85% of total trading-related revenue in 2Q20
- Trading-related revenue of $1.4 billion was up $586 million, or 70%, LQ:
  - Net interest income decreased $157 million, or 20%, reflecting a decline in average trading assets, as well as lower yields across debt securities
  - Net gains from trading activities up $743 million from spread/price improvement in certain credit products as markets rebounded from 1Q COVID-19 related dislocations, continued heightened volatility, larger bid/offer spreads, and increased customer flows across all markets businesses. Net gains included strong performance in Spread products on higher credit trading, gains in asset-backed securities, and higher municipal bond (muni) trading results driven by increased customer demand for taxable munis, as well as gains in Macro products on higher liquid products
- Trading-related revenue was up $419 million, or 42%, YoY:
  - Net interest income decreased $159 million, or 20%, reflecting lower yields on the equity trading desk and debt securities, as well as lower trading assets
  - Net gains from trading activities up $578 million reflecting higher credit trading, higher rates and commodities results, and higher equity trading which included a higher derivatives valuation adjustment, partially offset by higher losses in asset-backed trading

Wells Fargo 2Q20 Supplement

29

Wholesale Banking adjusted efficiency ratio for income tax credits

We also evaluate our Wholesale Banking operating segment based on an adjusted efficiency ratio for income tax credits. The adjusted efficiency ratio for income tax credits is a non-GAAP financial measure and represents noninterest expense divided by total revenue plus income tax credits related to our low-income housing and renewable energy investments and related tax equivalent adjustments

Management believes that the adjusted efficiency ratio for income tax credits is a useful financial measure because it enables investors and others to compare efficiency results from both taxable and tax-advantaged sources on a consistent basis

The table below provides a reconciliation of this non-GAAP financial measure to GAAP financial measures

($ in millions)			*2Q20*		*1Q20*	*4Q19*	*3Q19*	*2Q19*
Wholesale Banking adjusted efficiency ratio for income tax credits:								
Total revenue	(A)	$	6,563		5,817	6,559	6,942	7,065
Adjustments:								
Income tax credits related to our low-income housing and renewable energy investments (included in income tax expense)			465		491	478	422	423
Tax equivalent adjustments related to income tax credits [1]			155		163	160	141	141
Adjusted total revenue	(B)		7,183		6,471	7,197	7,505	7,629
Noninterest expense	(C)		3,963		3,763	3,743	3,889	3,882
Efficiency ratio	(C)/(A)		60.4	%	64.7	57.1	56.0	54.9
Adjusted efficiency ratio for income tax credits	(C)/(B)		55.2	%	58.2	52.0	51.8	50.9

(1) Based on our combined federal statutory rate and composite state income tax rates.

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Common Equity Tier 1

Wells Fargo & Company and Subsidiaries

COMMON EQUITY TIER 1 UNDER BASEL III (1)

(in billions, except ratio)			Estimated Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Total equity		$	**180.1**	183.3	188.0	194.4	200.0
Adjustments:							
Preferred stock			**(21.1)**	(21.3)	(21.5)	(21.5)	(23.0)
Additional paid-in capital on preferred stock			**0.1**	0.1	(0.1)	(0.1)	(0.1)
Unearned ESOP shares			**0.9**	1.1	1.1	1.1	1.3
Noncontrolling interests			**(0.7)**	(0.6)	(0.8)	(1.1)	(1.0)
Total common stockholders' equity			**159.3**	162.6	166.7	172.8	177.2
Adjustments:							
Goodwill			**(26.4)**	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)			**(0.4)**	(0.4)	(0.4)	(0.5)	(0.5)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)			**(2.1)**	(1.9)	(2.1)	(2.3)	(2.3)
Applicable deferred taxes related to goodwill and other intangible assets (2)			**0.8**	0.8	0.8	0.8	0.8
CECL transition provision (3)			**1.9**	—	—	—	—
Other			**(0.1)**	—	0.2	0.3	0.4
Common Equity Tier 1 under Basel III	(A)		**133.0**	134.7	138.8	144.7	149.2
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	**1,215.0**	1,262.8	1,245.8	1,246.2	1,246.7
Common Equity Tier 1 to total RWAs anticipated under Basel III (5)	(A)/(B)		**10.9%**	10.7	11.1	11.6	12.0

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. The Basel III capital requirements for calculating CET1 and tier 1 capital, along with RWAs, are fully phased-in.

(2) Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(3) In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators in March 2020 related to the impact of the current expected credit loss (CECL) accounting standard on regulatory capital. The rule permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses (ACL) under CECL for each period until December 31, 2021, followed by a three-year phase-out of the benefits. The impact of the CECL transition provision on our regulatory capital at June 30, 2020, was an increase in capital of $1.9 billion, reflecting a $991 million (post-tax) increase in capital recognized upon our initial adoption of CECL, offset by 25% of the $11.4 billion increase in our ACL under CECL from January 1, 2020, through June 30, 2020.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach and the Advanced Approach applicable to certain institutions. Accordingly, in the assessment of our capital adequacy, we must report the lower of our CET1, tier 1 and total capital ratios calculated under the Standardized Approach and under the Advanced Approach. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of June 30, 2020, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for March 31, 2020, and December 31, September 30 and June 30, 2019, was calculated under the Basel III Standardized Approach RWAs.

(5) The Company's June 30, 2020, RWAs and capital ratio are preliminary estimates.

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Forward-looking statements This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels, ratios or targets; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) expectations regarding our effective income tax rate; (xiii) the outcome of contingencies, such as legal proceedings; and (xiv) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our second quarter 2020 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Wells Fargo 2Q20 Supplement 32